    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                          CENTRAL GARDEN & PET COMPANY
             (Exact name of registrant as specified in its charter)
                           --------------------------

        DELAWARE                                  5199                         68-0275553
(STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                      3697 MT. DIABLO BOULEVARD, SUITE 310
                              LAFAYETTE, CA 94549
                                 (510) 283-4573
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           --------------------------
                                WILLIAM E. BROWN
                          CENTRAL GARDEN & PET COMPANY
                           3697 MT. DIABLO BOULEVARD
                          LAFAYETTE, CALIFORNIA 94549
                                 (510) 283-4573
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                                 JOHN F. SEEGAL
                                BRETT E. COOPER
                       ORRICK HERRINGTON & SUTCLIFFE LLP
                       OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                     SAN FRANCISCO, CALIFORNIA  94111-3143
                                 (415) 392-1122

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please, check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                        AMOUNT             PROPOSED              PROPOSED             AMOUNT OF
TITLE OF EACH CLASS OF                   TO BE         MAXIMUM OFFERING     MAXIMUM AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED           REGISTERED       PRICE PER SHARE(1)   OFFERING PRICE(1)            FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       2,132,182 shares              $35.813         $76,358,768                $22,526
===================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock on the NASDAQ National Market System on March 18, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of any of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED MARCH 25, 1998



                               2,132,182 SHARES


                                [LOGO OF CENTRAL
                                 GARDEN & PET]

                                 COMMON STOCK



  All of the 2,132,182 shares of Common Stock being offered hereby (the "Stock") are being offered for the account of certain shareholders and/or their respective donees, transferees or successors in interest (the "Selling Stockholders") of Central Garden & Pet Company (the "Company"). The Company will not receive any of the proceeds from the sale of the Stock.

  The Common Stock is traded on the NASDAQ National Market System under the symbol "CENT." The closing price of the Common Stock as reported by NASDAQ/NMS on March 24, 1998 was $37.625.

  The Company has been advised by the Selling Stockholders that all or a portion of the Stock may be disposed of hereunder from time to time through brokers, acting as agents and charging usual and customary brokerage commissions, on the Nasdaq National Market, in the over-the-counter market or in private negotiations, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."





  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
         HAS  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY STATE
            SECURITIES  COMMISSION  PASSED  UPON  THE  ACCURACY  OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.



                  THE DATE OF THIS PROSPECTUS IS       , 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission") at 450 Fifth Street N.W., Washington, D.C. 20549. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its principal office in Washington, D.C. and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements, and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). This Web site can be accessed at http://www.sec.gov.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement may be inspected, without charge, at the principal office of the Commission or at the Regional Offices referred to above, or obtained upon payment of prescribed rates from the Public Reference Section of the Commission at its principal office. Electronic registration statements made through EDGAR are publicly available through the Commission's Web site.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this
Prospectus:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997;

(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 1997, its current Reports on Form 8-K filed December 8, 1997, December 29, 1997, December 30, 1997, February 27, 1998 and March 11, 1998, and its current Report on Form 8-K/A filed January 16, 1998; and

(3) The description of the Company's capital stock in the Company's Registration Statement on Form 8-A dated March 30, 1993.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of filing of the Company's 1997 Annual Report on Form 10-K referred to above and prior to the termination of the offering of securities offered hereby shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates.) Written or oral requests should be directed to Chief Financial Officer, Central Garden & Pet Company, 3697 Mt. Diablo Boulevard, Lafayette, CA 94549.

                                  THE COMPANY

  Central Garden & Pet Company is the leading national distributor of lawn and garden and pet supply products. The Company has grown through both acquisitions and internal expansion. In fiscal 1997, lawn and garden products accounted for approximately 71% of the Company's net sales and pet supplies accounted for approximately 29%.

  The Company was incorporated in Delaware in June 1992 and is the successor to Central Garden Supply, a California corporation which was acquired in 1980 by William E. Brown, the Company's Chairman and Chief Executive Officer. Unless the context otherwise requires, references in this Prospectus to the Company include Central Garden & Pet Company and it subsidiaries and predecessor companies. The Company's executive offices are located at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, and its telephone number is (510) 283-4573.

                              RECENT DEVELOPMENTS

  On February 27, 1998, the Company acquired all of the shares of Pennington Seed, Inc. ("Pennington Seed"), a manufacturer of proprietary branded grass and wild bird seed, including such brand names as Pennington Seed(R), Green Charm(R), Penkoted(R) and Eliminator(R), and a manufacturer and distributor of lawn and garden products, for an aggregate consideration of $150.0 million, including $81.6 million of cash and 2,132,182 shares of the Company's Common Stock. The acquisition has been accounted for under the purchase method. Sonny Pennington, the President of Pennington Seed, has been appointed to the Company's Board of Directors. Pennington Seed reported consolidated annual sales of approximately $300.0 million in 1997.

                         COMMON STOCK AND DIVIDEND DATA

  The Common Stock of the Company has been traded on the Nasdaq National Market under the symbol CENT since the Company's initial public offering on July 15, 1993. The following table sets forth, for the periods indicated, the highest and lowest closing sale prices for the Common Stock, as reported by the Nasdaq National Market.

FISCAL 1996                                                                                HIGH           LOW
                                                                                       -------------   ----------
     First Quarter................................................................             9-1/2        5-1/2
     Second Quarter...............................................................                10        8-1/8
     Third Quarter................................................................                19        9-1/4
     Fourth Quarter...............................................................            26-1/8       16-3/4
FISCAL 1997
     First Quarter................................................................            24-5/8       18-7/8
     Second Quarter...............................................................            28-3/4       16-1/8
     Third Quarter................................................................          24-15/16       16-1/4
     Fourth Quarter...............................................................           31-1/16       20-1/2
FISCAL 1998
     First Quarter................................................................                32       25-3/4
     Second Quarter (through March 24, 1998)......................................            39-3/8           26

  As of March 24, 1998, there were approximately 135 holders of record of the Company's Common Stock and approximately 10 holders of record of the Company's Class B Stock. On March 24, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $37.625.

  In each of August 1996 and 1997, the Company paid cash dividends in the amount of $45,000 to the holders of its Series A Preferred Stock. Except as mentioned in the previous sentence, the Company has not paid any cash dividends in the past. The Company currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. In addition, the Company's line of credit contains restrictions on the Company's ability to pay dividends.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following selected income statement and balance sheet data of the Company as of and for each of the fiscal years in the two-year period ended December 25, 1994, the nine-month period ended September 30, 1995 and the fiscal years ended September 28, 1996 and September 27, 1997 have been derived from the Company's audited consolidated financial statements.

                                          FISCAL YEAR      FISCAL YEAR        NINE-MONTH         FISCAL YEAR        FISCAL YEAR
                                             ENDED            ENDED          PERIOD ENDED           ENDED              ENDED
                                         DECEMBER 26,     DECEMBER 25,       SEPTEMBER 30,      SEPTEMBER 28,      SEPTEMBER 27,
                                             1993             1994              1995(1)             1996               1997
                                         ------------     ------------       -------------      -------------      -------------
INCOME STATEMENT DATA:
Net sales (2)........................         $334,682        $421,427          $373,734            $619,622           $841,007
Cost of goods sold and occupancy.....          278,746         354,096           316,832             535,189            694,925
                                              --------        --------          --------            --------           --------
Gross profit.........................           55,936          67,331            56,902              84,433            146,082
Selling, general and administrative
expenses.............................           44,702          58,489            48,075              66,945            109,160
                                              --------        --------          --------            --------           --------
Income from operations...............           11,234           8,842             8,827              17,488             36,922
Interest expense - net...............           (3,751)         (5,642)           (5,891)             (4,061)            (6,554)
Other income (expense) - net.........             (878)           (859)             (953)              1,038                  -
                                              --------        --------          --------            --------           --------
Income before income taxes and
minority interest....................            6,605           2,341             1,983              14,465             30,368
Income tax expense...................            2,637             936               904               6,017             12,765
                                              --------        --------          --------            --------           --------
Income before minority interest......            3,968           1,405             1,079               8,448             17,603
Minority interest....................               26               -                 -                   -                  -
                                              --------        --------          --------            --------           --------
Net income...........................         $  3,994        $  1,405          $  1,079            $  8,448           $ 17,603
                                              ========        ========          ========            ========           ========
Net income per common and common
equivalent share (3)
Diluted (4)..........................                                              $0.18               $0.71              $1.07
Basic................................            $0.83           $0.24             $0.19               $0.74              $1.11
Weighted average shares
outstanding (3)
Diluted (4)..........................                                              5,972              11,802             19,958
Basic................................            4,789           5,947             5,774              11,430             15,831

                                            DECEMBER 26,     DECEMBER 25,     SEPTEMBER 30,     SEPTEMBER 28,      SEPTEMBER 27,
                                               1993            1994              1995               1996               1997
                                         ------------     ------------       -------------      -------------      -------------
BALANCE SHEET DATA:
Working capital......................         $ 26,719         $ 21,003         $ 25,316            $ 95,670           $253,926
Total assets.........................          143,748          173,953          142,680             283,664            559,043
Short-term borrowings................           32,162           44,995           39,670              29,508                 72
Long-term borrowings.................            8,804            7,019           11,130               7,635            115,200
Shareholders' equity.................           35,359           36,376           38,402             129,559            281,807

_________________
(1) In 1995, the Company changed its fiscal year end to the last Saturday in September. Accordingly, the fiscal period ended September 30, 1995 was a nine-month period.
(2) See Management's Discussion and Analysis in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997 for a discussion of sales fluctuations related to internal growth and business acquisitions for fiscal years 1997, 1996 and 1995.
(3) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128 in the first quarter of the fiscal year ending September 26, 1998. All share and per share amounts have been restated in accordance with the provisions of SFAS No. 128.
(4) For periods not presented diluted amounts were equal to basic as common stock equivalents were anti-dilutive.

                              SELLING STOCKHOLDERS

  The Stock being offered hereby by the Selling Stockholders was acquired by the Selling Stockholders in connection with the acquisition by the Company, in February 1998, of Pennington Seed, Inc., a manufacturer of proprietary branded grass and wild bird seed.

  The Selling Stockholders, the only shareholders of Pennington Seed, Inc., received 2,132,182 shares of the Company's Common Stock (the "Registrable Shares") in the acquisition. Pursuant to the Agreement and Plan of Reorganization (as amended, the "Agreement") the Company agreed to file a registration statement on Form S-3 to register for resale the 2,131,182 shares. The Agreement requires the Company to pay the expenses of such registration and to use its best efforts to keep the shelf registration effective for one year.

  The following table sets forth certain information as of March 24, 1998 with respect to the Selling Stockholders.

                                                      BENEFICIALLY OWNED                                      BENEFICIALLY OWNED
                                                      PRIOR TO OFFERING                                         AFTER OFFERING
                                                  -----------------------------       NUMBER OF         ----------------------------
                                                   NUMBER OF                         SHARES BEING          NUMBER OF
NAME                                                SHARES           PERCENT            OFFERED             SHARES           PERCENT
----                                              -----------    --------------     -------------       --------------  ------------

Pennington Partners, L.P.................           1,033,044             3.5           1,033,044                   -          -
Jacquelyn C. Pennington Trust
   dated 1/29/98.........................             464,428             1.6             464,428                   -          -
Brooks Pennington, III (1)...............             130,140           *                 130,140                   -          -
Penny O'Callaghan........................             130,140           *                 130,140                   -          -
Robert Pennington........................             125,973           *                 125,973                   -          -
W. Dan Pennington........................             133,359           *                 133,359                   -          -
Patricia Pennington......................               6,938           *                   6,938                   -          -
Ben O'Callaghan, Jr......................               6,938           *                   6,938                   -          -
Christian Pennington.....................              24,115           *                  24,115                   -          -
W. Dan Pennington, Jr....................              31,053           *                  31,053                   -          -
Brooks Pennington, IV....................              17,825           *                  17,825                   -          -
Jacquelyn B. O'Callaghan.................              17,825           *                  17,825                   -          -
Ben O'Callaghan..........................               4,392           *                   4,392                   -          -
Robert Pennington, Jr....................               4,392           *                   4,392                   -          -
Mary Lucile Pennington...................               1,620           *                   1,620                   -          -
___________
*      Less than one percent.

(1)  Brooks Pennington, III is a director of the Company.

                              PLAN OF DISTRIBUTION

  Resales of the shares by the Selling Stockholders may be made on the NASDAQ National Market, in the over-the-counter market or in private transactions. The shares will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers who may act solely as agent and or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of NASDAQ, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with the Selling Stockholders to sell a specific number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent, for the Selling Stockholder to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the Selling Stockholders. Any such sales may be by block trade.

                          DESCRIPTION OF CAPITAL STOCK

  As of the date of this Prospectus, the authorized capital stock of the Company consists of 80,000,000 shares of Common Stock ("Common Stock"), 3,000,000 shares of Class B Stock ("Class B Stock") and 1,000,000 shares of Preferred Stock ("Preferred Stock"). As of March 24, 1998, there were 29,496,246 shares of Common Stock, 1,662,967 shares of Class B Stock and 100 shares of Series A Preferred Stock issued and outstanding.

  The following description of the Company's capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of the Company's capital stock contained in the Company's Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.

COMMON STOCK AND CLASS B STOCK

  Voting, Dividend and Other Rights. The voting powers, preferences and relative rights of the Common Stock and the Class B Stock are identical in all respects, except that (i) the holders of Common Stock are entitled to one vote per share and the holders of Class B Stock are entitled to the lesser of ten votes per shares or 49% of the total votes cast, (ii) stock dividends on Common Stock may be paid only in shares of Common Stock and stock dividends on Class B Stock may be paid only in shares of Class B Stock and (iii) shares of Class B Stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under "Conversion Rights and Restrictions on Transfer of Class B Stock." Except as described above, issuances of additional shares of Class B Stock and modifications of the terms of the Class B Stock require the approval of a majority of the holders of the Common Stock and Class B Stock, voting as separate classes. The Certificate of Incorporation cannot be modified, revised or amended without the affirmative vote of the majority of outstanding shares of Common Stock and Class B Stock, voting separately as a class. Except as described above or as required by law, holders of Common Stock and Class B Stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. The stockholders are not entitled to vote cumulatively for the election of directors.

  Each share of Common Stock and Class B Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company out of funds legally available therefor. The Common Stock and Class B Stock share equally, on a share-for-share basis, in any cash dividends declared by the Board of Directors.

  Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any Preferred Stock, all holders of Common Stock and Class B Stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No Common Stock or Class B Stock is subject to redemption or a sinking fund. All shares of Common Stock offered hereby will be, when so issued or sold, validly issued, fully paid and nonassessable.

  Conversion Rights and Restrictions on Transfer of Class B Stock. The Common Stock has no conversion rights. However, at the option of the holder, each share of Class B Stock is convertible at any time and from time to time into one share of Common Stock. If at any time the holders of a majority of outstanding shares of Class B Stock vote to convert the outstanding shares of Class B Stock to Common Stock, then all outstanding shares of Class B Stock shall be deemed automatically converted into shares of Common Stock.

  The Company's Certificate of Incorporation provides that any holder of shares of Common B Stock desiring to transfer such shares to a person other than a Permitted Transferee (as defined below) must present such shares to the Company for conversion into an equal number of shares of Common Stock upon such transfer. Thereafter, such shares of Common Stock may be freely transferred to persons other than Permitted Transferees, subject to applicable securities law.

  Shares of Class B Common Stock may not be transferred except generally to family members, certain trusts, heirs and devisees (collectively, "Permitted Transferees"). Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B Stock will automatically convert into equal number of shares of Common Stock. Accordingly, no trading market is expected to develop in the Class B Stock and the Class B Stock will not be listed or traded on any exchange or in any market.

  Effects of Disproportionate Voting Rights. The Disproportionate voting rights of the Common Stock and Class B Stock could have an adverse effect on the market price of the Common Stock. Such disproportionate voting rights may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by stockholders of the Company other than the holders of the Class B Stock. Accordingly, such disproportionate voting rights may deprive holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from shareholders at such a premium price.

PREFERRED STOCK

  The Board of Directors has the authority to cause the Company to issue up to 1,000,000 shares of Preferred Sock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders.
The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock.

  In July 1995, the Company issued 100 shares of Series A Preferred Sock to Monsanto Company, of which Solaris is a strategic business unit. The Series A Preferred Stock is entitled to receive a cumulative 5% annual cash dividend which must be paid prior to the declaration or payment of any dividends on the Common Stock. Each share of Series A Preferred Stock is entitled to a liquidation preference of $9,000 per share, is convertible into 1,000 shares of Common Stock, votes together with the Common Stock and has a number of votes equal to the number of shares of Common Stock into which it is convertible.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits under certain circumstances, a Delaware corporation whose stock is publicly traded or held in record by more than 2,000 stockholders, from engaging in a "business combination" with an "interested stockholder" for a period of 3 years after the date of the transaction which the person became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or bylaws not to be governed by this Delaware law (the Company has not made such an election); (ii) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder,
(iii) the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who were also officers or held in certain employee stock plans) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder or (iv) the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). "Interested stockholder" is a person who, together with affiliates and associates, owns (or, if such person is an affiliate or associate of the corporation, any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. The term "business combination" is defined generally to include mergers, consolidations, stock sales, asset based transactions, and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER AGENT AND REGISTRAR

  ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Company's Common Stock.

                                 LEGAL MATTERS

  The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                                    EXPERTS

  The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended September 27, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

===============================================================         ======================================================
                                                                                 2,132,182 SHARES
   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
   AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE                           [LOGO OF CENTRAL GARDEN & PET]
   ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED
   IN THE PROSPECTUS IN CONNECTION WITH THE OFFER                                  COMMON STOCK
   MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE,
   SUCH INFORMATION OR REPRESENTATIONS MUST NOT
   BE RELIED UPON AS HAVING BEEN AUTHORIZED BY                                     _____________
   THE COMPANY OR BY ANY SELLING STOCKHOLDER.                                        PROSPECTUS
   NEITHER THE DELIVERY OF THIS PROSPECTUS NOR                                     _____________
   ANY SALE MADE HEREUNDER SHALL UNDER ANY
   CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE
   HAS BEEN NO CHANGE IN THE AFFAIRS OF THE
   COMPANY SINCE THE DATE HEREOF.  THIS
   PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR
   SOLICITATION BY ANYONE IN ANY STATE IN WHICH
   SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED
   OR IN WHICH THE PERSON MAKING SUCH OFFER OR
   SOLICITATION IS NOT QUALIFIED TO DO SO TO
   ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH                                     , 1998
   OFFER OR SOLICITATION.

                        ________________

                   TABLE OF CONTENTS

Available Information.......................................  2
Incorporation of Certain Information by
 Reference..................................................  2
The Company.................................................  3
Recent Developments.........................................  3
Common Stock and Dividend Data..............................  3
Selected Consolidated Financial and Operating Data..........  4
Selling Stockholders........................................  5
Plan of Distribution........................................  5
Description of Capital Stock................................  6
Legal Matters...............................................  8
Experts.....................................................  8
===============================================================         ======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the Common Stock being registered. All amounts are estimated, except the SEC registration fee, the NASD filing fee and the Nasdaq National Market application fee:

          SEC registration fee........................   $22,526
          Accounting fees.............................     5,000
          Legal fees and expenses.....................    20,000
          Miscellaneous...............................     2,474
                                                         -------

           Total......................................   $50,000
                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article SIXTH, Section 2 of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article V of the Registrant's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

  The Registrant has entered into indemnification agreements with each director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)  EXHIBITS

EXHIBIT
NUMBER                                                  EXHIBIT
-----------                                             -------
        3.1   Third Amended and Restated Certificate of Incorporation (Incorporated by reference from
              Exhibit 3.1 to Registration Statement No. 33-98544).
        3.2   Certificate of Amendment of Third Amended and Restated Certificate of Incorporation
              (Incorporated by reference from Exhibit 3.1.1 to Registration Statement No. 333-46437).
        3.3   Copy of Registrant's Bylaws (Incorporated by reference from Exhibit 3.2 to Registration
              Statement No. 33-48070).
        4.1   Specimen Common Stock Certificate (Incorporated by reference from Exhibit 4.1 to
              Registration Statement No. 33-48070).
        5.1   Opinion of Orrick, Herrington & Sutcliffe LLP as to legality of Common Stock, including consent.
       23.1   Independent Auditors' Consent.
       23.2   Consent of Orrick, Herrington & Sutcliffe LLP (See Exhibit 5.1).
       24.1   Powers of Attorney (see Page II-4).

ITEM 17.  UNDERTAKINGS

     A. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C.   The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration

Statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California, on this 25th day of March, 1998.

                   CENTRAL GARDEN & PET COMPANY



                   By: /s/ William E. Brown
                       --------------------
                       William E. Brown
                       (Chairman of the Board of Directors,
                        Chief Executive Officer and President)

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William E. Brown and Glenn W. Novotny, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                    CAPACITY                               DATE
               ---------                                    --------                               ----
/s/ William E. Brown                      Chairman of the Board of Directors and Chief        March 25, 1998
---------------------------------------                 Executive Officer
William E. Brown                                  (Principal Executive Officer)

/s/ Robert B. Jones                        Vice President and Chief Financial Officer         March 25, 1998
---------------------------------------    (Principal Financial Officer and Principal
Robert B. Jones                                        Accounting Officer)

/s/ Glenn W. Novotny                                 Director and President                   March 25, 1998
---------------------------------------
Glenn W. Novotny

/s/ Daniel P. Hogan, Jr.                                    Director                          March 25, 1998
---------------------------------------
Daniel P. Hogan, Jr.

/s/ Lee D. Hines, Jr.                                       Director                          March 25, 1998
---------------------------------------
Lee D. Hines, Jr.

/s/ Brooks Pennington, III                                  Director                          March 25, 1998
---------------------------------------
Brooks Pennington, III

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      EXHIBIT                                     PAGE
-------                     -------                                     ----
 3.1     Third Amended and Restated Certificate of Incorporation
         (Incorporated by reference from Exhibit 3.1 to Registration
         Statement No. 33-98544).

 3.2     Certificate of Amendment of Third Amended and Restated
         Certificate of Incorporation (Incorporated by reference from Exhibit 3.1.1 to Registration Statement No. 333-46437).

 3.3     Copy of Registrant's Bylaws (Incorporated by reference from
         Exhibit 3.2 to Registration Statement No. 33-48070).

 4.1 Specimen Common Stock Certificate (Incorporated by reference from Exhibit 4.1 to Registration Statement No. 33-48070).

 5.1     Opinion of Orrick, Herrington & Sutcliffe LLP as to legality of
         Common Stock, including consent.

23.1     Independent Auditors' Consent.

23.2     Consent of Orrick, Herrington & Sutcliffe LLP (See Exhibit
         5.1).

24.1     Powers of Attorney (see Page II-4).